UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2014

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HANCOCK FABRICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2014, Hancock Fabrics, Inc. (the “Company”) announced that the Company has extended the employment agreement with Steven R. Morgan, the Company’s current President and Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”). Mr. Morgan will continue to serve as a member of the Company’s Board. In connection with Mr. Morgan’s extension as President and Chief Executive Officer, Mr. Morgan’s employment agreement with the Company has been amended to reflect the following terms:

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The term of Mr. Morgan’s employment agreement will be extended through October 17, 2018, and will automatically be extended for one year periods thereafter unless either party provides notice the term will not be extended.

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Mr. Morgan will receive a grant of 320,000 restricted shares of the Company’s common stock, which will vest in four equal installments on October 17, 2015, October 17, 2016, October 17, 2017, and October 17, 2018, subject to his continued employment through the applicable vesting date and to possible acceleration in connection with a change in control of the Company or a termination of his employment that would trigger the right to receive severance benefits as described below.

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If Mr. Morgan’s employment is terminated by the Company without “cause” or by him for “good reason” (as such terms are defined in the agreement), he will receive severance equal to three times the sum of his annual base salary and the prior two years’ average annual bonus. If such a termination occurs in connection with a change in control, the severance amount would be four times the sum of his annual base salary and the prior two years’ average annual bonus.

Mr. Morgan will also be entitled to participate in a long-term incentive plan to be established by the Company, such plan to be adopted as soon as reasonably practicable and in all events not later than December 31, 2014 and to include such performance criteria and other terms and conditions as mutually agreed to by the Company’s Executive and Compensation Committees.

Except as described above, the terms of Mr. Morgan’s employment agreement continue in effect.

The foregoing description of the employment agreement amendment is qualified in its entirety by the reference to the full text of the amendment which is filed as Exhibit 10.1 and incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement Amendment dated July 21, 2014.

99.1	Press release issued by Hancock Fabrics, Inc. dated July 21, 2014, extension of the employment agreement with the Company’s President and CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: July 21, 2014	By:	/s/ James B. Brown
	Name:	James B. Brown
	Title:	Executive Vice President and Chief Financial Officer